Exhibit 99.2

Healthier Choices Management Corp. a publicly traded company – (HCMC) www.hcmc1.com March 2017 Informational Deck

Safe Harbor Statement · The material contained in this presentation may include statements that are not historical facts and are considered “forward - looking” as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the “safe harbor” created by those sections. These forward - looking statements reflect Healthier Choices Management Corp.’s current views about future events, financial performances, and project development. These “forward - looking” statements are identified by the use of terms and phrases such as “will,” “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward - looking statements. Investors should not rely on forward - looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Healthier Choices Management Corp.’s expectations. These risk factors include, but are not limited to, the risks and uncertainties identified by Healthier Choices Management Corp. under the headings “Risk Factors” in its latest Annual Report on Form 10 - K. These factors are elaborated upon and other factors may be disclosed from time to time in Healthier Choices Management Corp.’s filings with the Securities and Exchange Commission. Healthier Choices Management Corp. expressly does not undertake any duty to publicly update forward - looking statements.

HCMC’s Mission Statement · To provide consumers with “Healthier Choices” and alternatives to everyday lifestyle choices.

Healthier At A Glance

Currently Healthier - Ada’s Natural Market · FRESH , LOCAL, ORGANIC! · 18,000 Sq. Ft. of organic food products serving the Fort Myers, Florida community for decades.

Ada’s Green Leaf Cafe · Ada's Green Leaf Cafe and Deli features fresh market prepared fare to dine in or take out . · Chef - inspired salads, wraps, sandwiches, as well as hot meals, and our gourmet hand stretched Pizzas.

Make you a plate or take it on the run Dine with us… Or on the go!

New Green Leaf Grill at the Golisano Children’s Hospital · COMING SOON! · Ada’s Green Leaf Grill has won the bid to be the healthier alternative food choice at the new Golisano Children’s Hospital in Fort Myers, Florida! · Other finalists bidding on this opportunity included well established national chains.

New Green Leaf Grill Opportunities · As a result of the successful bid with the Golisano Childrens’s Hospital, we are currently being considered for other hospital and school facilities.

Back inside Ada’s – Ada’s Organic Juice Bar

Local Organic Produce

Farm Fresh Dairy

More than 100 barrels and bins full of grains , legumes, spices and more

For the (Semi) Sweet Tooth · Semi Sweet Dark Chocolate Covered Probiotic nuts and fruits. · Bulk or pre - packaged for your convenience.

Ada’s Butcher Shop · Our Butcher Shop offers the very best USDA natural, hormone and antibiotic free grass fed beef and free range poultry with a wide selection of chef - inspired grill ready marinades.

Wines, Craft Beers, Cheeses, Bakery Fresh Breads & Pastries · 100's of wines and craft beers from around the world, as well as artesian cheeses and bakery fresh breads and pastries.

Vitamins and Supplements Health and Beauty · Incredibly knowledgeable staff and wide variety of the best natural supplements, remedies and all Natural Health and Beauty products on the market.

HealthyU Wholesale Utilizing large volume buying power, Healthy U Wholesale offers the best vitamins, supplements, and personal care products through the world's largest online commerce platform - Amazon (Prime) - at amazingly competitive pricing for the consumer.

Also Currently Healthier - The Vape Stores PHE (Public Health England) study reveals that Ecigs and Vaporizers are at least 95% less harmful than traditional combustible cigarettes. 2008 – Smoke Anywhere, USA 13 Vape Stores nationwide 9 Vape Stores in Florida Steady customer traffic flow.

Current Initiatives · Medical Marijuana · Recently legalized in Florida. · With 9 Vape Stores in Florida, HCMC is well positioned to capitalize on its current customer base, many of whom we expect will be medical marijuana customers in the event that HCMC is successful in converting portions of some/all of its Vape Stores into Dispensaries.

Launch of 0% THC CBD Oils · HCMC is imminently launching the sale of 0% THC CBD Oils in all of its Florida locations. · HCMC will be carrying products from Green Roads, a South Florida company specializing in the CBD industry and using only Pharmacist Formulated CBD. · All Green Roads products are manufactured in their IS06 Clean Room.

28 Legal Medical Marijuana States and DC

U.S. Marijuana Sales $4.3 $5.3 $6.7 $8.4 2015 2016 2017 Billions 2014

U.S. Medical Marijuana Sales $576.0 $816.0 $996.0 $1,215.7 2015 2016 201 Millions

Our “Dream Team” · Hoban Law Group · Slee 3 Consulting · Medical Marijuana Business Lawyers, LLC

Hoban Law Group · Hoban Law Group – · The Nations Premier Cannabusiness Firm. · The Hoban Law Group is the nation’s only full service, full time cannabis business (“ cannabusiness ”) law firm. Formed in 2009, the Hoban Law Group has been Colorado's largest and most experienced cannabis business law firm and has consistently provided expert commercial legal advice to its clients in the regulated marijuana dispensary system and the industrial hemp industry . · 17 locations, and license applications successfully obtained for clients in 19 states. · Hoban will assist HCMC in negotiating business opportunities within the Marijuana space, as well as providing cooperative assistance with Medical Marijuana Business Lawyers, LLC., in HCMC’s attempt to be granted licensure in Florida.

Slee 3 Consulting · Owned and operated by Adam Selkin , former Partner of The Special Equities Group at Chardan Capital. · Mr. Selkin has 20+ years of experience in capital markets and banking with micro - cap companies. · Mr. Selkin has spent the last 4 years focused on the cannabis industry and built an entire cannabis practice at Chardan Capital before opening his own firm in January of 2017. · Mr. Selkin is privy to many on and off the plant opportunities for mergers, acquisitions and investments in several states. · Mr. Selkin has been brought on board to identify and vet out potential M&A and investment opportunities for HCMC. · HCMC’s foray into this area is expected to enhance its chances of obtaining a license in Florida when the legislature sets forth a formal application process.

Medical Marijuana Business Lawyers, LLC · Headed by David Kotler , Esq., and formed in 2014, Medical Marijuana Business Lawyers, LLC, is a law firm dedicated to the Marijuana business and is located in Boca Raton, FL, in close proximity to HCMC’s headquarters. · Mr. Kotler sits on the Advisory Board of the Cannabis Marketing Lab, an industry leading marketing agency in California. · Mr. Kotler is the President of the CLAB in both Palm B each and B roward Chapters. · Mr. Kotler sits on the advisory board of the F lorida M edical C annabis I ndustry A ssociation . · Mr. Kotler will assist HCMC in the application process on the local level, leveraging his experience and relationships.

Marijuana and Our Vape IP · United States Patent No.: US 9,538,788 B2 · Name: Electronic Cigarette · Date of Patent Granted: January 10, 2017

Significance of Patent · Recent studies have reported that toxic metals are being ingested during the vaping process. · Studies are claiming that these metals are being inhaled as a result of the metalic heating element coming in direct contact with e - liquids, or medicinal marijuana liquid THC, and then being ingested while vaping .

United States Patent No.: US 9,538,788 B2 · Our patent provides for a glass bulb housing to be built around the heating element, thereby preventing the e - liquid or liquid THC from coming in direct contact with the heating element . · This patented improvement is expected to prevent the release and ingestion of metal particles from the heating element, from entering the lungs of the user of the vaporizer or electronic cigarette.

Full Year 2016 Results and Recent Highlights: · During 2016 the company completed the sale of its wholesale business, closed underperforming vape stores and, through its wholly owned subsidiary , Healthy Choice Markets, Inc ., acquired a natural and organic supermarket. · Net sales from continuing operations for the year ended December 31, 2016 amounted to $10.6 million compared to $5.3 million during the same period last year . · Gross profits from continuing operations increased by approximately $2.1 million for the year resulting in a year - end figure of approximately $5.2 million . · Gross margin percent remained strong for the year ending at 50% . · Net operating margin is approximately 14% (excluding one time costs, ie, exit, legal and acquisition costs). · Current assets to current liability (cash) ratio over 6 to 1 (17,234,751 to 2,864,299). · $11.9M derivative liability - Over 85% of overall company liability is derivative. · As a result, the Company has shed its warning about the ability to continue as a going concern.

Condensed Consolidated Balance Sheet December 31, December 31, 2016 2015 ASSETS CURRENT ASSETS Cash and cash equivalents 13,366,272$ 27,214,991$ Other Current Assets 950,753 2,351,378 TOTAL CURRENT ASSETS 14,317,025 29,566,370 Other assets 2,917,726 4,681,491 TOTAL ASSETS 17,234,751$ 34,247,861$ LIABILITIES AND STOCKHOLDERS' EQUITY CURRENT LIABILITIES: Current Liabilities 1,909,126$ 5,683,917$ Current Derivative Liabilities-Non-Consenting Warrants 955,173 41,089,580 2,864,299$ 46,773,497$ Current Derivative Liabilities-Consenting Warrants 11,912,906 - TOTAL CURRENT LIABILITIES 14,777,205 46,773,497 Capital lease, net of current portion - 58,572 TOTAL LIABILITIES 14,777,205 46,832,069 TOTAL STOCKHOLDERS' EQUITY/(DEFICIT) 2,457,546 (12,584,207) TOTAL LIABILITIES AND STOCKHOLDERS EQUITY/(DEFICIT) 17,234,751$ 34,247,861$

Income Statement – Continuing Operations 2016 2015 SALES: Total Sales 10,565,163$ 5,252,611$ Total Cost of Sales 5,331,810 2,172,447 GROSS MARGIN 5,233,353 3,080,164 EXPENSES: Total Operating Costs and Expenses 14,095,621 25,628,481 LOSS FROM OPERATIONS (8,862,268) (22,548,317) Total other income (expense) 21,136,563 30,549,668 Net Income (Loss) 12,274,295 8,001,351 Deemed Dividend - (38,068,021) Net income (loss) from Continued operations 12,274,295$ (30,066,670)$ Twelve Months Ended Dec 31,

Valuations Book Value Total Assets $17,234,751 + Shareholder Equity $ 2,457,546 – Liabilities (Cash ) $ 2,864,299 ---------------- Book Value $16,827,998 ___________________________________________________ Industry Revenue Multiplier* for Similarly Situated Companies – x5.74 Extrapolated Revenue 2016 - $14,408,274 Multiplier X 5.74 --------------- $82,703,493 ______________________________________________________________________________________________________ _ *The industry revenue multiplier is based on 8 comparable entities, 3 from within the Vape Industry and 5 from the Organic Grocery Industry. It was derived using the most recent SEC filings for these companies. The basis for calculating the multiplier is the Total Invested Capital (Market Cap + Serviceable Debt where “Serviceable Debt” is defined as an amount of money required to pay the principal and interest on outstanding loans, the interest on bonds or the principal of maturing bonds) divided by the Full Year Revenue. We took the average multiplier for each of these entities, within their specific industry, to formulate an overall average for the multiplier used in our valuation example.

Valuations 1 $16,827,998 $1,964,368 Valuation - Book Net Asset Value Market Cap Net Asset Value: Assets - minus Liabilities (Cash) + Stockholder's Equity *The industry revenue multiplier is based on 8 comparable entities, 3 from within the Vape Industry and 5 from the Organic Grocery Industry. It was derived using the most recent SEC filings for these companies. The basis for calculating the multiplier is the Total Invested Capital (Market Cap + Serviceable Debt where “Serviceable Debt” is defined as an amount of money required to pay the principal and interest on outstanding loans, the interest on bonds or the principal of maturing bonds) divided by the Full Year Revenue. We took the average multiplier for each of these entities, within their specific industry, to formulate an overall average for the multiplier used in our valuation example.